EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
      Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Triple Net Properties, LLC, the Manager of NNN 2002 Value Fund, LLC (the “Company”) hereby certifies, to his knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q/A of the Company for the period ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony W. Thompson

Anthony W. Thompson
President and Chief Executive Officer
Triple Net Properties, LLC,
the Manager of NNN 2002 Value Fund, LLC
Date: August 1, 2005
      A signed original of this written statement required by Section 906 has been provide to the Company and will be retained by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
      The foregoing certification is being furnished with the Company’s Form  10-Q/A for the period ended March 31, 2005 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.